As filed with the Securities and Exchange Commission on October 29, 1996.


                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                     American Annuity Group Capital Trust I
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                               31-6538556
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                        c/o American Annuity Group, Inc.
                              250 East Fifth Street
                             Cincinnati, Ohio 45202
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                    (Address of principal executive offices)


If this Form relates to the             If this Form relates to the registration
registration of a class of debt         of a  class  of  debt  securities  and
securities and is effective upon        is to become  effective  simultaneously
filing pursuant to General              with the effectiveness of a concurrent
Instruction A(c)(1) please              registration statement under the
check the following box.  [  ]          Securities Act of 1933 pursuant to
                                        General Instruction A(c)(2) please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:


                                                     Name of each exchange
                                                      on which each class
            Title of each class                       is to be registered
            -------------------                       -------------------

___% Trust Originated Preferred Securities(sm)           New York Stock
("TOPrS(sm)") (Liquidation amount $25 per                    Exchange
Preferred Security) (together with the
rights of holders of the Preferred
Securities under the Trust Guarantee and backup undertakings, consisting of obliga tions of AAG Holding Company, Inc. as set forth in the Declaration of Trust, as amended (including the obligation to pay expenses of American Annuity Group Capital
Trust I), the Indenture and the __% Subordi nated Debentures due 2026 issued to American
Annuity Group Capital Trust I)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

         See "DESCRIPTION OF THE PREFERRED SECURITIES" included on page 27 in the Preliminary Prospectus filed with the Commission as part of Amendment No. 1 to Registration Statement (Registration Statement No. 333-12535) on October 29, 1996, which description is incorporated herein by this reference.

Item 2.  Exhibits

         The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part II to the Instructions as to the exhibits on Form 8-A, have been duly filed with the New York Stock Exchange:

          (a) Registrant's Registration Statement No. 333-12535 on Form S-3 as filed on September 24, 1996, and incorporated herein by this reference.

          (b)  Registrant's  Amended and Restated  Certificate of Trust filed as
               Exhibit 4.3 to Amendment No. 1 to Registrant's Registration Statement No.333-12535 and incorporated herein by reference.

          (c) Registrant's Declaration of Trust as filed as Exhibit 4.3 to Registrant's Registration Statement No.333-12535 and incorporated herein by this reference.

          (d) Form of Preferred Security filed as Exhibit 4.6 to Registrant's Registration Statement No.333-12535 and incorporated herein by this reference.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               AMERICAN ANNUITY GROUP
                                               CAPITAL TRUST I



                                             BY:______________________________
                                                 Mark F. Muething, as Regular
                                                 Trustee




                                             BY:______________________________
                                                Christopher P. Miliano, as
                                                Regular Trustee

Date:  October 29, 1996


(sm) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co. Inc.